UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 28, 2005

(Date of earliest event reported)

Date of Report

TransCommunity Financial Corporation

(Exact name of registrant as specified in its charter)

Virginia	000-33355	54-2032355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4235 Innslake Drive, Glen Allen, Virginia 23060

(Address of principal executive offices) (Zip Code)

(804) 934-9999

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 28, 2005, based upon the determination of its Audit Committee and ratification by its Board of Directors, TransCommunity Financial Corporation (“TransCommunity”) terminated its engagement of S.B. Hoover & Company, L.L.P. (“SBH”) as its independent registered public accounting firm effective upon completion of the annual audit for TransCommunity’s fiscal year ended December 31, 2004 and the issuance of SBH’s report thereon.

During TransCommunity’s two fiscal years ended December 31, 2003, and from December 31, 2003 through February 28, 2005, (i) there was no disagreement between TransCommunity and SBH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to SBH’s satisfaction, would have caused SBH to make reference to the subject matter of the disagreement in connection with its reports on TransCommunity’s consolidated financial statements for such fiscal years and (ii) there have been no reportable events, as defined in Item 304(a)(1)(iv) of Regulation S-B. The audit reports of SBH on the consolidated financial statements of TransCommunity as of and for the two fiscal years ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principles.

TransCommunity provided SBH with a copy of the foregoing disclosure on February 28, 2005 and requested that SBH furnish TransCommunity with a letter addressed to the Securities and Exchange Commission stating whether or not SBH agreed with the statements made by TransCommunity set forth above. A copy of SBH’s response is included as Exhibit 16.

TransCommunity has not yet engaged an independent registered public accounting firm to audit its financial statements for the fiscal year ending December 31, 2005.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits:

	Exhibit 16	Letter from S. B. Hoover & Company, L.L.P. to the Securities and Exchange Commission dated March 4, 2005.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCOMMUNITY FINANCIAL CORPORATION
(Registrant)

Date: March 4, 2005	By:	/s/ William C. Wiley
	Name:	William C. Wiley
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit 16: Letter from S. B. Hoover & Company, L.L.P. to the Securities and Exchange Commission dated March 4, 2005.